UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin (State of Incorporation)	39-0971239 (IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On July 9, 2007, Brady Corporation (the “Corporation”) announced that Executive Vice President David R. Hawke plans to retire from his current position effective September 30, 2007.
In connection with Mr. Hawke’s retirement, the Corporation has entered into a retirement agreement with Mr. Hawke dated July 9, 2007. Pursuant to the retirement agreement, as of September 30, 2007, Mr. Hawke’s current position will be eliminated and Mr. Hawke will assume the position of Chief Operating Officer of the Brady Foundation until his retirement from the Corporation on September 30, 2009. The retirement agreement provides that Mr. Hawke will receive his current base salary, less required withholding, and customary fringe benefits from October 1, 2007 through September 30, 2009. As of August 1, 2007, Mr. Hawke will no longer be entitled to new grants under the Corporation’s stock option plans and will no longer be eligible to participate in any of the Corporation’s bonus plans. However, Mr. Hawke will retain all rights with respect to vesting and exercising of stock options granted prior to that date and will have his current rights under the Corporation’s fiscal 2007 bonus plan.
During the period from August 1, 2007 through September 30, 2009, Mr. Hawke’s employment may only be terminated by the Corporation for cause, which is defined in the retirement agreement as misconduct or other wrongdoing contrary to the interests of the Corporation.
The above summary of Mr. Hawke’s retirement agreement is qualified in its entirety by reference to the full text of the retirement agreement, which will be filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ending July 31, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: July 10, 2007	/s/ David Mathieson
David Mathieson
Senior Vice President & Chief Financial Officer